Exhibit 99.2

SEVCON, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

Introduction

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined businesses of Sevcon, Inc. (“the Company”) and Bassi Unipersonale S.r.l. (“Bassi”) which the Company acquired on January 29, 2016 (the “Closing Date”). These unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and Bassi after giving effect to the acquisition of Bassi and adjustments described in the following footnotes, and are intended to reflect the impact of the Bassi acquisition on the Company.

On January 29, 2016, the Company, and its wholly-owned indirect subsidiary, Sevcon S.r.l., (“Sevcon Italy”) entered into a Quota Sale and Purchase Agreement with Bassi Holding S.r.l., (“Bassi Holding”) an Italian limited liability company, and the quota owners of Bassi Holding, to acquire all the outstanding quotas of Bassi, a limited liability company located in Lugo, Italy. In order to fund the cash portion of the acquisition price, on January 27, 2016, the Company also entered into a Term Loan Agreement providing for a credit facility with Banca Monte dei Paschi di Siena S.p.A. The purchase price payable to Bassi Holding at the Closing Date consisted of €10 million in cash and 500,000 shares of the Company’s common stock. Sevcon Italy is also required to distribute to Bassi Holding outstanding dividends aggregating €3.23 million in increments over a three-year period post-closing.

The pro forma condensed combined financial statements include pro forma adjustments which are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma condensed combined financial information that management believe are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been prepared by management in accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and is not necessarily indicative of the condensed combined financial position or results of operations that would have been realized had the acquisition occurred as of the date indicated, nor is it meant to be indicative of any anticipated condensed combined financial position or future results of operations that the combined business will experience after the acquisition. In addition, the accompanying unaudited condensed combined statement of operations does not include any cost savings which may be realized or achievable subsequent to the acquisition or the impact of any non-recurring activity and one-time transaction related costs.

The fair value of Bassi’s identifiable tangible and intangible assets acquired and liabilities assumed are based on an initial estimate of their fair value as of January 29, 2016. Any excess of the purchase price over the fair value of the identified assets acquired and liabilities assumed will be recognized as goodwill. The establishment of the fair value of consideration for an acquisition requires the extensive use of significant estimates and management’s judgment. Significant judgment is required in determining the estimated fair values of identifiable intangible assets, certain tangible assets and certain liabilities assumed. Such a valuation requires estimates and assumptions including, but not limited to, estimating future cash flows and direct costs and developing the appropriate discount rates and current market profit margins. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions based on information currently available. Preliminary fair value estimates may change as additional information becomes available and such changes could be material.

Certain financial information of Bassi as presented in its financial information has been adjusted to reflect certain reclassifications of Bassi’s financial information prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board (“IFRS”) to be consistent with the Company's consolidated financial information prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for purposes of preparing the unaudited pro forma condensed combined financial information. This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the following information, including the applicable underlying financial information of the Company or Bassi:

•	Unaudited Consolidated Financial Statements of the Company, and notes thereto, as of and for the three months ended January 2, 2016, included in the Company's Quarterly Report on Form 10-Q filed with the SEC on February 16, 2016;

•	Audited Consolidated Financial Statements of the Company, and notes thereto, as of and for the year ended September 30, 2015, included in the Company's Annual Report on Form 10-K filed with the SEC on December 24, 2015;

•	Audited financial statements of Bassi, and notes thereto, as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014, prepared in accordance with IFRS and filed by the Company with the SEC on Form 8-K/A on April 15, 2016 and concurrently with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet reflects the acquisition as if it had been consummated on September 30, 2015. The Company has utilized Bassi’s condensed balance sheet as of December 31, 2015 as an estimate of Bassi’s balance sheet as of September 30, 2015. The balance sheet has been converted from Euros to U.S. Dollars (“USD”) at the September 30, 2015 spot exchange rate of 0.8959 Euros per USD.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2015 combines the Company’s historical results for the fiscal year ended September 30, 2015 with Bassi’s historical results for the year ended December 31, 2015 as if the transactions had been consummated on October 1, 2014. Bassi’s fiscal year-end is December 31, so the Bassi historical statement of operations for the year ended September 30, 2015 is derived from its December 31, 2015 audited financial statements. The Bassi condensed statement of operations has been converted from Euros to USD at the average daily exchange rate for the year ended December 31, 2015 of 0.9011 Euros per USD.

The unaudited pro forma condensed combined statement of operations for the three months ended January 2, 2016 combines the Company’s historical results for the three months ended January 2, 2016 with Bassi’s historical results for the three months ended December 31, 2015 as if the acquisition of Bassi had been consummated on October 1, 2015. Bassi’s operating results for the three months ended December 31, 2015 have been derived from its unaudited financial statements for the three months ended December 31, 2015. The Bassi statement of operations has been converted from Euros to USD using the average daily exchange rate for the three months ended December 31, 2015 of 0.9134 Euros per USD.

SEVCON, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2015

					(in thousands)
	Historical Sevcon September 30, 2015	Historical Bassi December 31, 2015 (Note 2)	Pro Forma Adjustments (Note 4)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,048	$2,113	$4,333	(a)	$14,494
Trade and other receivables	9,462	3,330	-		12,792
Inventories	6,790	3,688	207	(c)	10,685
Other current assets	3,581	616	-		4,197
Total current assets	27,881	9,747	4,540		42,168
Property, plant and equipment, net	2,625	462	385	(c)	3,472
Intangible assets	-	77	10,105	(b)(e)(i)	10,182
Goodwill	1,435	-	7,037	(b)(e)	8,472
Deferred tax and other long term assets	3,675	257	-		3,932
Total assets	35,616	10,543	$22,067		$68,226

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and borrowings	$-	$6	$1,081	(d)	$1,087
Trade payables	6,184	3,455	-		9,639
Other current liabilities	2,173	1,976	-		4,149
Income tax payable	-	26	-		26
Total current liabilities	8,357	5,463	1,081		14,901
Employee defined benefit liabilities	10,963	1,184	-		12,147
Loans and borrowings long term	500	-	17,587	(a)(d)	18,087
Income tax payable and deferred tax	-	299	1,947	(e)	2,246
Total liabilities	19,820	6,946	20,615		47,381
Share capital	414	112	(62)	(b)	464
Retained earnings, other reserves and accumulated other comprehensive income (loss)	15,298	3,485	1,514	(b)(c)(i)	20,297
Total Sevcon, Inc. and subsidiaries stockholders’ equity	15,712	3,597	1,452		20,761
Non-controlling interest	84	-	-		84
Total liabilities and stockholders’ equity	$35,616	$10,543	$22,067		$68,226

See accompanying notes to unaudited pro forma condensed combined financial statements

SEVCON, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED SEPTEMBER 30, 2015
(in thousands, except per share data)
	Historical Sevcon	Historical Bassi December 31, 2015 (Note 2)	Pro Forma Adjustments (Note 4)		Pro Forma Combined

Net sales	$41,142	$15,830	$-		$56,972
Cost of sales	(25,308)	(12,371)	(648)	(c)(e)	(38,327)
Gross profit	15,834	3,459	(648)		18,645
Selling, general and administrative expenses	(10,263)	(2,511)	(683)	(c)(g)(h)	(13,457)
Research and development expenses	(3,677)	-	-		(3,677)
Operating income	1,894	948	(1,331)		1,511
Interest expense	(76)	(19)	(516)	(a)(f)	(611)
Interest income	31	20	-		51
Foreign currency gain (loss)	118	-	-		118
Change in fair value of foreign exchange contracts	(22)	-	-		(22)
Income before income tax	1,945	949	(1,847)		1,047
Income tax provision	(406)	(24)	580		150
Net income	1,539	925	(1,267)		1,197
Net loss attributable to non-controlling interests	36	-	-		36
Net income attributable to Sevcon, Inc. and subsidiaries	1,575	925	(1,267)		1,233
Preference share dividends	(440)	-	-		(440)
Net income attributable to common stockholders	$1,135	$925	$(1,267)		$793
Basic income per share	$0.33	$-	$-		$0.20
Fully diluted income per share	$0.32	$-	$-		$0.20
Weighted average shares used in computation of earnings per share:
Basic	3,469	-	500		3,969
Diluted	4,929	-	500		5,429

See accompanying notes to unaudited pro forma condensed combined financial statements

SEVCON, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTH PERIOD ENDED JANUARY 2, 2016

(in thousands, except per share data)
	Historical Sevcon	Historical Bassi Three months ended December 31, 2015 (Note 2)	Pro Forma Adjustments (Note 4)		Pro Forma Combined

Net sales	$9,115	$4,300	$-		$13,415
Cost of sales	(4,999)	(3,440)	(109)	(c)(e)	(8,548)
Gross profit	4,116	860	(109)		4,867
Selling, general and administrative expenses	(2,760)	(645)	(171)	(c)(g)(h)	(3,576)
Research and development expenses	(860)	-	-		(860)
Acquisition costs	(316)	-	-		(316)
Operating income	180	215	(280)		115
Interest expense	(22)	(3)	(127)	(a)(f)	(152)
Interest income	8	3	-		11
Foreign currency gain (loss)	(71)	-	-		(71)
Income before income tax	95	215	(407)		(97)
Income tax provision	(11)	(6)	128		111
Net income	84	209	(279)		14
Net loss attributable to non-controlling interests	38	-	-		38
Net income attributable to Sevcon, Inc. and subsidiaries	122	209	(279)		52
Preference share dividends	(111)	-	-		(111)
Net income attributable to common stockholders	$11	$209	$(279)		$(59)
Basic income per share	$0.00	$-	$-		$(0.02)
Fully diluted income per share	$0.00	$-	$-		$(0.02)
Weighted average shares used in computation of earnings per share:
Basic	3,429	-	500		3,929
Diluted	3,429	-	500		3,929

See accompanying notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Bassi Acquisition

On January 29, 2016, the Company acquired all of the outstanding quota shares of Bassi. The total purchase price was approximately $19.1 million and included (1) cash consideration of €10.0 million ($10.8 million), (2) 500,000 shares of the Company’s common stock ($4.8 million at the Company’s Closing Date stock price of $9.52) and (3) the fair value of assumed dividends payable to the former owner of Bassi, Bassi Holding, of €3.23 million ($3.5 million).

Sevcon Italy is required to distribute to the former owner of Bassi, Bassi Holding, outstanding dividends at fair value aggregating €3.23 million (approximately $3.5 million) in increments over a three-year period, post-closing.

These unaudited pro forma condensed combined financial statements are intended to reflect the impact of the Bassi acquisition on the Company, including the credit facility with Banca Monte dei Paschi di Siena S.p.A., a significant amount of the proceeds of which were used to fund the acquisition.

2.	Bassi Basis of Presentation; Adjustments from IFRS to U.S. GAAP and Foreign Currency Translation

The acquisition of Bassi has been accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification Topic No. 805, Business Combinations.

Audited financial statements of Bassi, and notes thereto, as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014, have been prepared in accordance with IFRS and filed by the Company with the SEC on Form 8-K/A on April 15, 2016 and concurrently with these unaudited pro forma condensed combined financial statements. Bassi’s unaudited IFRS statement of operations for the three months ended December 31, 2015 have been derived from Bassi’s IFRS operating results for the three months ended December 31, 2015.

The Company has used Bassi’s IFRS balance sheet at December 31, 2015 as an estimate of Bassi’s IFRS balance sheet as of September 30, 2015. The Bassi financial information reflected in the unaudited pro forma financial information has been adjusted for differences between IFRS and U.S. GAAP and translated from Euros into USD as noted below. In addition, certain financial statement captions were changed from Bassi’s IFRS financial statements to conform to the Company’s financial statement captions.

Unaudited Bassi Balance Sheet Presented in U.S. GAAP as of December 31, 2015

The following table reflects the adjustments made to Bassi’s December 31, 2015 balance sheet to convert from IFRS to U.S. GAAP and from Euros to USD using the September 30, 2015 spot exchange rate of 0.8959 Euros per USD.

The IFRS to U.S. GAAP adjustment was to present the Italian employee severance indemnity, ‘Trattamento di fine Rapporto', or TFR, in accordance with ASC 715, Compensation – Retirement Benefits, issued by FASB. TFR, which is mandatory for Italian companies pursuant to art. 2120 of the Italian Civil Code, is deferred compensation and is based on the employees’ years of service and the compensation earned by the employee during the service period. Under ASC 715, the employee severance indemnity as calculated, is considered a “Defined benefit plan” and the related liability recognized in the statement of financial position as “Employee defined benefit liabilities”. The defined benefit liabilities of Bassi are determined using methods relying on actuarial estimates and assumptions. The Company takes advice from Italian actuarial consultants in respect of the appropriateness of the assumptions used in the determination of the employee severance indemnity. Changes in the assumptions used may have a significant effect on the statement of financial position.

The recorded IFRS to U.S. GAAP adjustment reduced the TFR liability by €279,000 and a deferred tax liability of €88,000 was recorded in respect of this adjustment.

BASSI SRL

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

DECEMBER 31, 2015
(in thousands)
	Bassi IFRS (Euros)	IFRS to U.S. GAAP Adjustments (Euros)		Bassi U.S. GAAP (Euros)	Bassi U.S. GAAP (USD)
ASSETS
Current assets:
Cash and cash equivalents	€1,893	€		€1,893	$2,113
Trade and other receivables	2,983			2,983	3,330
Inventories	3,304			3,304	3,688
Other current assets	552			552	616
Total current assets	8,732			8,732	9,747
Property, plant and equipment, net	414			414	462
Intangible assets	69			69	77
Goodwill	-			-	-
Deferred tax and other long term deferred tax assets	230			230	257
Total assets	€9,445		€-	€9,445	$10,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and borrowings	€5		€5	$6
Trade payables	3,095		3,095	3,455
Other current liabilities	1,770		1,770	1,976
Income tax payable	23		23	26
Total current liabilities	4,893		4,893	5,463
Employee defined benefit liabilities	1,340	(279)	1,061	1,184
Income tax payable and deferred tax	180	88	268	299
Total liabilities	6,413	(191)	6,222	6,946
Share capital	100		100	112
Retained earnings, other reserves and accumulated other comprehensive income (loss)	2,932	191	3,123	3,485
Total stockholders’ equity	3,032	191	3,223	3,597
Total liabilities and stockholders’ equity	€9,445	€-	€9,445	$10,543

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Bassi Statement of Operations Presented in U.S. GAAP for the Year Ended December 31, 2015

The following table reflects the adjustments made to Bassi’s audited statement of operations for the year ended December 31, 2015 to convert from IFRS to U.S. GAAP and from Euros to USD using the historical daily average exchange rate for calendar year 2015 of Euros 0.9011 Euros per USD. The IFRS to U.S. GAAP adjustment of €26,000 presents the reduced Net Periodic Benefit Charge of the Italian employee severance indemnity, TFR, in accordance with ASC 715 and an income tax charge of €8,000 was recorded in respect of this adjustment.

Financial information for Bassi for the year ended December 31, 2015 has been used in preparing the unaudited pro forma condensed financial statements for the year ended December 31, 2015.

BASSI SRL

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

(in thousands)
	Bassi IFRS (Euros)	IFRS to U.S. GAAP Adjustments (Euros)	Bassi U.S. GAAP (Euros)	Bassi U.S. GAAP (USD)

Net sales	€14,264	€-	€14,264	$$15,830
Cost of sales	(11,147)	-	(11,147)	(12,371)
Gross profit	3,117	-	3,117	3,459
Selling, general and administrative expenses		26	(2,263)	(2,511)
Operating income		26	854	948
Interest expense		-	(17)	(19)
Interest income		-	18	20
Income before income tax		26	855	949
Income tax provision		(8)	(21)	(24)
Net income	€816	€18	€834	$925

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Bassi Statement of Operations Presented in U.S. GAAP for the Three Months Ended December 31, 2015

The following table reflects the adjustments made to Bassi’s unaudited statement of operations for the three months ended December 31, 2015 to convert from IFRS to U.S. GAAP and from Euros to USD using the historical daily average exchange rate for the three month period of 0.9134 Euros per USD. The IFRS to U.S. GAAP adjustment of €7,000 presents the reduced Net Periodic Benefit Charge of the Italian employee severance indemnity, TFR, in accordance with ASC 715 and an income tax charge of €2,000 was recorded in respect of this adjustment.

Financial information for Bassi for the three months ended December 31, 2015 has been used in preparing the unaudited pro forma condensed financial statements for the three months ended December 31, 2015.

BASSI SRL

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2015

(in thousands)
	Bassi IFRS (Euros)	IFRS to U.S. GAAP Adjustments (Euros)	Bassi U.S. GAAP (Euros)	Bassi U.S. GAAP (USD)

Net sales	€3,928	€-	€3,928	$4,300
Cost of sales	(3,142)	-	(3,142)	(3,440)
Gross profit	786	-	786	860
Selling, general and administrative expenses	(596)	7	(589)	(645)
Operating income	190	7	197	215
Interest expense	(3)	-	(3)	(3)
Interest income	2	-	2	3
Income before income tax	189	7	196	215
Income tax provision	(3)	(2)	(5)	(6)
Net income	€186	€5	€191	$209

See accompanying notes to unaudited pro forma condensed combined financial statements

3.	Purchase Price Allocation

The total purchase price was approximately $19.1 million and included (1) cash consideration of €10.0 million ($10.8 million), (2) 500,000 shares of the Company’s common stock ($4.8 million at the Company’s Closing Date stock price of $9.52) and (3) the fair value of assumed dividends payable to the former owner of Bassi, Bassi Holding of $3.5 million.

Sevcon Italy is required to distribute to the former owner of Bassi, Bassi Holding, outstanding dividends at fair value aggregating €3.23 million (approximately $3.5 million) in increments over a three-year period, post-closing.

Under the acquisition method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available.

The purchase price in excess of fair value of the tangible and identifiable intangible assets acquired less liabilities assumed is recognized as goodwill. The preliminary allocation of the purchase price estimated at January 29, 2016 is the following table (in Euros and USD in thousands). Assets and liabilities denominated in Euros have been converted to USD using the January 29, 2016 Closing Date spot exchange rate of 0.9232 Euros per USD.

The goodwill resulting from the acquisition is largely attributable to the experienced workforce of Bassi and synergies expected to arise after the integration of Bassi’s products and operations into those of the Company. The goodwill resulting from the acquisition is not deductible for tax purposes.

Fair value of total consideration and estimated fair value of net tangible assets acquired and liabilities assumed:

			(in thousands)
	Euros		USD
Consideration

Cash		€10,000		$10,832

Common stock (500,000 shares of Sevcon, Inc.)		4,394		4,760

Fair value of pre-acquisition dividends payable to Bassi Holding		3,235		3,503

Fair value of total consideration		€17,629		$19,095

Recognised amounts of identifiable assets acquired and liabilities assumed:

Cash	€1,456		$1,577
Accounts receivable	3,064		3,318
Inventory	3,862		4,183
Property and equipment	852		923
Other assets	660		715
Accounts payable	(3,243)		(3,513)
Accrued and other current liabilities	(1,865)		(2,020)
Other long-term liabilities	(3,054)	€1,732	$(3,307)	$1,876

Estimated fair value of identifiable intangible assets acquired:

Developed technologies	300		325
Customer relationships	8,100		8,774
Trade name	700		758
Order backlog	300	9,400	325	10,182

Fair value of total consideration, excluding goodwill		11,132		12,058

Goodwill		6,497		7,037

Fair value of total consideration		€17,629		$19,095

The above preliminary purchase price allocation is based on the estimated fair value of identifiable tangible and intangible net assets as the January 29, 2016 Closing Date, and uses assumptions which the Company believes are reasonable based on currently available information. The Company will update these estimates and assumptions during the purchase price measurement period as it finalizes the valuations of the tangible and intangible assets.

4.	Assumptions for Pro Forma Adjustments

The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the acquisition was completed on September 30, 2015 for balance sheet purposes and on October 1, 2014 for statement of operations purposes. The fair value allocation amounts in the unaudited pro forma condensed combined financial statements have been modified as necessary to reflect differences in fair values during the respective pro forma period and at January 29, 2016, the Closing Date. The estimated adjustments to reflect the pro forma values are as follows:

a)	To reflect the loan and interest expense and debt issuance costs arising from the Term Loan Agreement entered into on January 27, 2016 providing for a credit facility with Banca Monte dei Paschi di Siena S.p.A. which was partly used to fund the €10.0 million ($10.8 million) cash element of the acquisition price. The credit facility is for €14 million ($15.2 million) and the Company drew down €14 million upon entering into the facility. The loan and security agreement will expire on January 27, 2021 when all outstanding principal and unpaid interest will be due and payable in full. Interest on the loan is payable quarterly at a margin of 3% over EuroLIBOR. The pro forma adjustment for interest payable in the condensed combined statement of operations for the twelve months ended September 30, 2015 includes $466,000 of interest payable to Banca Monte dei Paschi di Siena S.p.A. under this facility and $50,000 of amortized debt issuance costs. The pro forma adjustment for interest payable in the condensed combined statement of operations for the three months ended December 31, 2015 includes $115,000 of interest payable to Banca Monte dei Paschi di Siena S.p.A. under this facility and $12,000 of amortized debt issuance costs .

b)	To reflect the acquisition of Bassi for consideration of approximately $19.1 million including; (1) cash consideration of €10.0 million ($10.8 million) (2) 500,000 shares of the Company’s common stock ($4.8 million at the Company’s Closing Date stock price of $9.52) and (3) the fair value of assumed dividends payable to the former owner of Bassi, Bassi Holding of $3.5 million, and the Intangible Assets and Goodwill arising on the business combination.

c)	To record the estimated fair value adjustments of approximately $0.2 million and $0.4 million to Bassi’s inventory and property, plant and equipment, respectively, as of January 29, 2016 and the incremental cost of sales and selling, general and administrative amortization expense, respectively, arising from these fair value adjustments.

d)	To record a liability due by Bassi which is required to distribute to Bassi Holding, outstanding dividends aggregating $3.5 million in increments over a three-year period, post-closing. Of the $3.5 million liability, $1.1 million is recorded as a liability in current loans and borrowings and $2.4 million is recorded as a liability in long-term loans and borrowings.

e)	To record the estimated fair value of the Bassi intangible assets acquired and deferred tax liability thereon, as well as estimated amortization of definite-lived intangible assets acquired for the year ended September 30, 2015 and the three months ended December 31, 2015 as follows (in thousands):

Year Ended September 30, 2015				Amortization Expense Allocation
	Estimated Useful life (years)	Preliminary Fair Value	Total Amortization Expense	Cost of Net Revenues	Operating costs and Expenses

Definite lived intangible assets:
Developed technologies	10	$325	$33	$33	$-
Customer relationships	15	8,774	585		585
Trade name	10	758	76		76
Order backlog	1	325	325	325	-

Total intangible assets acquired		$10,182	$1,019	$358	$661

Three Months Ended December 31, 2015				Amortization Expense Allocation
	Estimated Useful life (years)	Preliminary Fair Value	Total Amortization Expense	Cost of Net Revenues	Operating costs and Expenses

Definite lived intangible assets:
Developed technologies	10	$325	$8	$8	$-
Customer relationships	15	8,774	146		146
Trade name	10	758	19		19
Order backlog	1	325	81	81	-

Total intangible assets acquired		$10,182	$254	$89	$165

f)	To reflect the interest expense, including amortization of debt issuance costs, on the credit facility with Banca Monte dei Paschi di Siena S.p.A., for the year ended September 30, 2015 and the three months ended December 31, 2015, as follows (in thousands):

	Year ended December 31, 2015	Three months ended December 31, 2015

Interest	$466	$115
Amortization of debt issuance costs	50	12

	$516	$127

g)	To reflect the lower rental expense arising from a new building lease rental agreement entered into at closing with Bassi Holding.

h)	To reflect the higher compensation expense of the Bassi General Manager from a new executive compensation agreement entered into at closing.

i)	To reflect the removal of the intangible assets and equity included in the historical financial statements.